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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Forsyth Capital Mortgage Corp.
             (Exact name of registrant as specified in its charter)

                Maryland                               04-3624903
(State of incorporation or organization)  (I.R.S. Employer Identification No.)

                         3288 Robinhood Road, Suite 105
                       Winston-Salem, North Carolina 27106
              (Address and Zip Code of Principal Executive Offices)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [_]


         Securities Act registration statement file number to which this form relates: 333-85172

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class             Name of each exchange on which
            to be so registered             each class is to be registered
            -------------------             ------------------------------
                Common Stock                    American Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:

                                      None

                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

         The description of the Common Stock of the Registrant registered hereby is incorporated by reference to the description of the Registrant's capital stock set forth under the heading "Description of Capital Stock" in the Registrant's Form S-11 Registration Statement (SEC File No. 333-85172), as filed with the Securities and Exchange Commission on March 29, 2002, and as amended by Amendment No. 1 thereto filed with the Commission on May 15, 2002, Amendment No. 2 thereto filed with the Commission on June 18, 2002, Amendment No. 3 thereto filed with the Commission on July 12, 2002 and Amendment No. 4 thereto filed with the Commission on August 1, 2002. Such description will be included in a form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed to be incorporated by reference into this Registration Statement.

Item 2. Exhibits.

         The exhibits included as part of this Registration Statement are as follows:

              Ex. No.          Description

                1 Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-11, SEC File No. 333-85172)

                2 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-11, SEC File No. 333-85172)

                3 Specimen stock certificate for the Common Stock of the Registrant (incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form S-11, SEC File No. 333-85172)

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                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     FORSYTH CAPITAL MORTGAGE CORP.

Date: August 1, 2002                 By:    /s/ Michael R. Hough
                                          ---------------------------------
                                     Name:  Michael R. Hough
                                     Title: Chairman and Chief Executive Officer

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